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The following is a transcript of excerpts from a presentation made by Steve Crowe of EMC Corporation (the “Company”), a video recording of which was posted on the Company’s employee intranet.

What I’ve been asked to talk to you about today are my personal feelings and thoughts around the proposed EMC-Dell merger.

I need to say, I’ve had an opportunity to talk to many employees, many customers, and many partners, so I’ve really thought through this quite a bit. The thoughts I’d like to share with you today are truly my own, personal, authentic thoughts. These are not bullet items from marketing. These are not bullet items from investor relations. This is truly how I feel in my gut about this proposed merger.

What I’d like to share with you is, number one, why consider a merger? Number two, why Dell? Number three, why this is good for our customers. Here goes, and my hope is this might help you think through this, and this might help you articulate the benefits of the proposed merger, either for yourself, or for your own customers and partners.

First of all, why merge? I think what we really need to keep in mind first and foremost, we have an opportunity to participate in something historic. There has never, in the history of the IT industry, been a merger that has been this large and this far-reaching. We truly have an opportunity to participate in making history, which is going to be fun.

Now, why merge? I think there’s two key things that I keep in mind of why consider a merger. Number one is, our customers want fewer, more strategic partners. Again, our customers want fewer, more strategic partners. Why is that? Most of our customers are struggling with agility. Our customers are struggling with keeping pace with their industries and markets. Our customers are struggling with innovation. When they struggle with agility, when they struggle with innovation, they really want to winnow down the number of relationships they need to have, and go deeper into those relationships, so they can learn, and they can move more quickly.

Really on many levels, our customers are driving this merger, again because they want fewer, much more strategic partnerships that are easier to manage, enable our customers to be more agile. Again, our customers want to learn from fewer partners, so our customers are really driving this to a large degree.

The second thing of why merge, well actually, you want to merge to accelerate growth. Customers are demanding it, because the customers want to do more business with fewer and more strategic partners, number one. Number two, we believe this is a growth agenda. Then if we say, why merge? Now, why Dell? I think two or three things in terms of, “Why Dell?” Number one, very complementary products. I think really, top to bottom, left to right, our product lines are very complementary, and are very synergistic. That’s why Dell, number one.

Why Dell, number two, our go-to markets are very complementary. If you think about it, EMC, we are known for our enterprise brand in global accounts, in enterprise accounts, in the mid-market segment of the industry. By the same token, Dell is exceedingly well-known for their brand in the SMB business space, in their electronic commerce channels. It is a perfectly co-related and perfectly complementary go-to market.

If you think about it, remember our Dell reseller relationship from about four or five years ago, we took our VMX technology, we lined up with Dell and put it through the Dell distribution channel both through SMB as well as some of the key verticals that they’re good with. Within about 24 months, we grew that to a multi-billion dollar resell business. We’ve already proven in the past how complementary our go-to market and our products strengths are.

Again, why Dell? Complementary product lines, complementary go-to market. I also think it’s really important to keep in mind complementary cultures. In speaking with Michael Dell or hearing him talk and what-not, Dell’s culture is really built on two key values. Value number one is winning. Dell likes to win. Value number two is deep customer intimacy, doing whatever it takes to take good care of their customer. Dell is all about winning and their customers. That sounds like a culture that’s going to be a really good fit for EMC.

The last thing I’ve got to mention before I forget is, with Dell, we also get a server. It’s pretty clear the industry is going converged. Now that we have the EMC capabilities with the Dell and the server capabilities, imagine the innovation we are going to be able to drive and the converged infrastructure stack. As we’ve said over and over again, VCE, incredibly important, obviously part of our business, we are going to continue to maintain a very aggressive and positive relationship with Cisco. That’s been written about in the press by both Michael Dell and Chuck Robbins, the CEO of Cisco.

There is a huge market for Vblocks and Cisco-based Vblocks. We are also going to be able to innovate around Dell server technology and converged infrastructure. This really puts us in a leadership position for the fast-growing converged infrastructure part of the market. If I wrap up then, why Dell, if we’re going to merge? Very complementary products, very complementary go-to market, puts us in a leadership position with an ability to innovate around converged, and again, very complementary cultures. Dell, it’s like a perfect fit.

I think it’s also important to mention a couple of structural considerations. The first one here is really important for our customers. It has been written about, and Michael and Joe have been very public about this. The intent with the merger is for EMC to become the enterprise solutions business for EMC and Dell, and it will be managed out of Hopkinton.

Dell, in fact, has stated they are going to take some of their key enterprise assets and move them into EMC, so we, EMC proper, will be able to maintain, stay highly focused on the enterprise business segment. By the same token, imagine the strengths of Dell in the SMB and other parts of the market where they are so powerful, and we can take advantage of those as well.

Structurally, we are going to be in great shape moving forward. In fact, our enterprise solutions group will now become double the size. Today, our enterprise business loosely is about a $16 billion business. We take the Dell assets, fold that in, we are $30 billion plus business. So overnight, we are double in size. Structurally, the fact that EMC will really be driving the enterprise business, I think is very critical. That’s number one.

Structurally number two, I think we can’t overstate how cool it’s going to be that we can go private. As a private company, we are not going to be held to the altar of quarterly 90-day financial metrics we must hit for the street. By going private, we are going to be able to take a longer view on the business, make the right long-term investments, and make the right long-term decisions for our customers.

Going private is going to enable a tremendous amount of flexibility. Think of something simple like flexible consumption models. It’s really hard for us when we have to hit quarterly numbers to really passionately proactively go forward with flexible consumption model offerings for our customers, right? For a private company, now we have the flexibility to do that. I think we can’t overstate importance, structurally, of bringing a private company.

The last thing I’ve got to mention on structural . I’ll talk just some quick financials, there’s been some fud thrown around by a few of our competitors who have said, “This is a $60 billion plus debt transaction. If EMC and Dell are going to pay the interest, we’re going to have to starve our research in development.” Nothing could be further from the truth. As a matter of fact, our competitor who is spreading some of this fud, they are the ones that say EMC is going to have to pay $2.5 billion a year in interest.

You know what? Today, EMC generates almost $5 billion a year in cash flow. We already give almost $3 billion a year back to our shareholders through dividends and share buybacks. That $3 billion can just be used now to service the debt interest, and we don’t have to touch our R&D. In fact, we can increase our R&D and invest more in innovation. Again, we have the financial wherewithal to do this and allow us to continue to innovate and in fact double down our innovation going forward.

Quick summary here. Why merge? Our customers are demanding it, because they want to do business with fewer and more strategic partners. We believe this merger is going to help us accelerate growth. Why Dell? Perfectly complementary product offerings, complementary go-to market, we can innovate around server technology, and a very complementary culture.

Structurally, I think it’s going to be a beautiful setup where EMC will run the enterprise business based out of Hopkinton. That’s the enterprise brand that we are known for and our customers want to see. Our customers look forward to EMC working with Dell to give and help provide Dell our know-how in the enterprise segment. Structurally, that’s critical, and structurally, we are going to be a private company. What a beautiful, beautiful thing!

I think really in the end, in the end, what’s most important is our customers. What are our customers going to get out of this? Number one, our customers will again, fewer, more strategic partners to do business with. Imagine the scale of our product offering and the scale our breadth we can bring to our customer base now. It’s huge, number one. Our customers, I think, will see accelerated innovation. We have more tools and the kit to innovate between and with.

We can really accelerate our innovation, and specifically accelerate our innovation with converged. Customers will see accelerated and more investments in innovation. I think what customers will also see, very, very importantly, is we can make longer-term investments and the best long-term decisions for our customers. At face value, this merger, I think it’s awesome for our employees, for our customers, and for our partners.

The last two things I’ll leave you with; number one on a deeply personal note, I had a unique opportunity to actually meet Michael Dell a few weeks ago and spend a little bit of time with him one on one. I found Michael to be, number one, really smart. Number two, he is bold. Think about this merger here to work with Joe. This takes someone bold, and in an industry environment like this, we need bold decision making and bold leadership. Michael is clearly bold.

Number three. Michael is very humble, and he was very authentic. I look at an individual like that, and he has a lot of the same qualities of Joe Tucci. That’s the kind of leader I want to follow into the future. As you have an opportunity to meet Michael, or see him, or hear him speak, I think you are going to feel really, really good about the leadership that’s going to take us forward. Thanks a lot for listening. Hopefully this is helpful for you. Good luck and good selling.

EMC Corporation Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC using the contact information above.